Exhibit 99.1
Venus Concept Announces Third Quarter 2025 Financial Results

TORONTO, November 13, 2025 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and nine months ended September 30, 2025.

Summary of Financial Results & Recent Progress:

•	Energy Based Device (“EBD”) revenues showing signs of stabilization.
o	Total EBD systems sales of $9.6 million, up 2% year over year
•	Total revenue for the third quarter of $13.8 million, down 8% year-over-year and down 12% quarter-over-quarter.
o	Primarily driven by a decline in the Hair Restoration business (the “Venus Hair Business”) impacted by a delay in the pending sale.
•
Third quarter GAAP net loss of $22.5 million, compared to $9.3 million last year. Excluding loss on debt extinguishment, loss on disposal of subsidiaries and restructuring expenses in both periods, GAAP net loss increased $1.6 million year-over-year in the third quarter.

•	Third quarter Adjusted EBITDA loss of $7.8 million, compared to $5.9 million last year.
•
On July 1, 2025, the Company announced that, on June 30, 2025, the Company exchanged $6.5 million of its subordinated convertible notes held by affiliates of Madryn Asset Management, LP for 325,651 shares of its Series Y preferred stock.

•
On October 1, 2025, the Company announced that, on September 30, 2025, the Company exchanged $11.5 million of its subordinated convertible notes held by affiliates of Madryn Asset Management, LP for 545,335 shares of its Series Y preferred stock, which represents a total debt reduction of 24% compared to December 31, 2024.

•
On November 10, 2025, the Company announced it received 510(k) clearance to market the Venus NOVA, the Company’s next-generation, most advanced multi-application platform designed to redefine non-invasive treatments for the body, face, and skin.

(1) Energy-based devices system sales relate to the total US GAAP revenue from device contracts sold excluding ARTAS and NeoGraft.

Management Commentary:

“Our third quarter results reflect our continued solid execution in a difficult environment for all companies,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Our focus remains on positioning the Company for long-term success by managing our cash burn and making targeted investments to support our future growth. We are very encouraged by the signs of stabilization in our EBD business. We were especially pleased to announce FDA 510(k) clearance for our new Venus NOVA on November 10th the first product launch from our new, focused R&D strategy. We are targeting sequential growth in the fourth quarter fueled, in part, by a limited commercial launch of this innovative new body and skin system in December. Our balance sheet and capital structure transformation carried on this quarter through multiple transactions including amendments to increase available financing capacity under our existing bridge loan facility and a debt-to-equity exchange transaction totaling $11.5 million in converted debt. While the global macro environment continues to challenge the aesthetics market, the Venus team is engaged, focused and determined. We continue to appreciate the support of Madryn Asset Management, LP as we continue our turnaround.”

Mr. De Silva continued: “Since we announced a definitive agreement to sell our Venus Hair Business to MHG Co. Ltd. on June 6, 2025, we have continuously worked to meet the closing conditions of the transaction. Unfortunately, we have experienced challenges with our counterparty in closing this transaction and have sought the assistance of the Delaware Court of Chancery to aid in this respect. We will continue our dedicated pursuit of closing this important strategic transaction and look forward to sharing updates with the investment community, as appropriate.”

Third Quarter 2025 Financial Results:

	Three Months Ended September 30,
	2025	2024
	(dollars in thousands)
Revenues by region:
United States	$7,489	$8,548
International	6,287	6,459
Total revenue	$13,776	$15,007

	Three Months Ended September 30,
	2025		2024		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues by product:
Venus Prime / Subscription—Systems	$2,936	21.3	$2,684	17.9	$252	9.4
Products—Systems	7,861	57.1	8,898	59.3	(1,037)	(11.7)
Products—Other	2,332	16.9	2,741	18.3	(409)	(14.9)
Services	647	4.7	684	4.6	(37)	(5.4)
Total	$13,776	100.0	$15,007	100.0	$(1,231)	(8.2)

Total revenue for the third quarter of 2025 decreased $1.2 million, or 8%, to $13.8 million, compared to the third quarter of 2024. The decrease in total revenue, by region, was driven by a $1.1 million, or 12%, decrease year-over-year in United States revenue and by a $0.2 million, or 3%, decrease year-over-year in International revenue.

The decrease in total revenue, by product category, was driven by a 12% decrease in products – systems revenue, a 15% decrease in products – other revenue and a 5% decrease in services revenue, offset partially by a 9% increase in lease systems revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 27% in the third quarter of 2025, compared to 23% in the prior year period.

Gross profit for the third quarter of 2025 decreased $1.1 million, or 11%, to $8.8 million compared to the third quarter of 2024. The decrease in gross profit is primarily attributed to lower revenue in the Venus Hair Business impacted by a delay in the pending sale and the effects of customer uncertainty about the economic environment and tighter third-party lending practices which negatively impacted capital equipment sales. Gross margin was 64.0% of revenue in the three months ended September 30, 2025, compared to 66.1% of revenue in the three months ended September 30, 2024. The decrease in gross margin is primarily attributable to the impact of U.S. tariffs on our devices imported into the U.S. market, and to a lesser extent higher device system costs of goods sold tracing to manufacturing overheads spread over a lower volume base.

Operating expenses for the third quarter of 2025 increased $1.2 million, or 7%, to $18.3 million, compared to the third quarter of 2024. Operating expenses for the third quarter of 2025 decreased $0.2 million, or 1%, on a quarter-over-quarter basis. The year-over-year change in total operating expenses was driven by an increase of $0.9 million, or 11%, in general and administrative expenses, an increase of $0.7 million, or 11%, in selling and marketing expenses, and a decrease of $0.4 million, or 24%, in research and development expenses. The modest year-over-year increase in third quarter of 2025 operating expenses reflects our continued progress in cost containment and streamlining of our operations.

Operating loss for the third quarter of 2025 was $9.5 million, compared to operating loss of $7.2 million for the third quarter of 2024.

Net loss attributable to stockholders for the third quarter of 2025 was $22.6 million, or $12.14 per share, compared to net loss of $9.3 million, or $13.10 per share for the third quarter of 2024. Weighted average shares outstanding for the third quarter of 2025 and 2024 gives effect to the Company’s 1-for-11 reverse stock split which became effective March 3, 2025. Adjusted EBITDA loss for the third quarter of 2025 was $7.8 million, compared to adjusted EBITDA loss of $5.9 million for the third quarter of 2024.

As of September 30, 2025, the Company had cash and cash equivalents of $5.9 million and total debt obligations of approximately $30.1 million, compared to $4.3 million and total debt obligations of approximately $39.7 million, respectively, as of December 31, 2024.

Fiscal Year 2025 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors, ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, and assessment of potential trade disruptions, the Company is not providing financial guidance at this time.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on November 13, 2025, to discuss the results of the quarter. Those who would like to participate may dial 877-407-2991 (+1 201-389-0925 for international callers) and provide access code 13756285. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13756285. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 9 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus NOVA, Venus Versa, Venus Versa PRO, Venus Bliss, Venus Bliss MAX, Venus Viva, Venus Viva MD, Venus Legacy, Venus Velocity, Venus Epileve and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, Masters Special Situations, and Madryn Asset Management, L.P.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance, metrics and growth; statements about Venus Nova and our R&D strategy; statements about macroeconomic conditions and geo-political events and the impacts on our Company, products and operations; the closing of the sale of the Venus Hair Business;  the growth in demand for our new, existing and future systems and other products; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Healthcare on behalf of Venus Concept:
Mike Piccinino, CFA, IRC
VenusConceptIR@ICRHealthcare.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,312	$4,271
Restricted cash	1,619	—
Accounts receivable, net of allowance of $1,778 and $3,402 as of September 30, 2025, and December 31, 2024, respectively	16,503	18,721
Inventories	15,768	17,561
Prepaid expenses	793	828
Advances to suppliers	6,006	6,027
Other current assets	823	1,104
Total current assets	45,824	48,512
LONG-TERM ASSETS:
Long-term receivables, net of allowance of $274 and $384 as of September 30, 2025 and December 31, 2024, respectively	9,152	8,534
Deferred tax assets	419	1,459
Severance pay funds	523	488
Property and equipment, net	866	936
Operating right-of-use assets, net	2,465	3,282
Intangible assets	2,375	4,973
Total long-term assets	15,800	19,672
TOTAL ASSETS	$61,624	$68,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$7,108	$6,484
Accrued expenses and other current liabilities	14,211	11,433
Note payable	25,072	8,271
Unearned interest income	864	907
Warranty accrual	795	917
Deferred revenues	1,351	953
Operating lease liabilities	1,249	1,322
Total current liabilities	50,650	30,287
LONG-TERM LIABILITIES:
Long-term debt	4,996	31,437
Accrued severance pay	554	528
Unearned interest income	383	364
Warranty accrual	170	222
Operating lease liabilities	1,349	1,997
Other long-term liabilities	388	511
Total long-term liabilities	7,840	35,059
TOTAL LIABILITIES	58,490	65,346
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (Note 14):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 1,859,123 and 709,130 issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	31	30
Additional paid-in capital	358,190	311,238
Accumulated deficit	(355,548)	(308,899)
TOTAL STOCKHOLDERS’ EQUITY	2,673	2,369
Non-controlling interests	461	469
	3,134	2,838
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,624	$68,184

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Leases	$2,935	$2,684	$10,265	$10,732
Products and services	10,841	12,323	32,846	38,336
	13,776	15,007	43,111	49,068
Cost of goods sold:
Leases	906	651	3,019	2,538
Products and services	4,053	4,435	13,089	13,113
	4,959	5,086	16,108	15,651
Gross profit	8,817	9,921	27,003	33,417
Operating expenses:
Selling and marketing	7,386	6,654	22,063	21,076
General and administrative	9,647	8,732	28,815	27,640
Research and development	1,280	1,692	4,190	5,214
Total operating expenses	18,313	17,078	55,068	53,930
Loss from operations	(9,496)	(7,157)	(28,065)	(20,513)
Other expenses:
Foreign exchange (gain) loss	(35)	57	(699)	1,155
Finance expenses	1,016	1,665	3,753	5,785
Loss on disposal of subsidiaries	244	—	244	—
Loss on debt extinguishment	11,297	454	14,211	11,355
Loss before income taxes	(22,018)	(9,333)	(45,574)	(38,808)
Income tax (benefit) expense	531	(31)	1,083	147
Net loss	$(22,549)	$(9,302)	$(46,657)	$(38,955)
Net loss attributable to stockholders of the Company	$(22,565)	$(9,286)	$(46,649)	$(39,031)
Net (loss) income attributable to non-controlling interest	$16	$(16)	$(8)	$76

Net loss per share:
Basic	$(12.14)	$(13.10)	$(34.66)	$(60.61)
Diluted	$(12.14)	$(13.10)	$(34.66)	$(60.61)
Weighted-average number of shares used in per share calculation:
Basic	1,859	709	1,346	644
Diluted	1,859	709	1,346	644

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,657)	$(38,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,881	2,924
Stock-based compensation	479	817
Provision for expected credit losses	2,622	869
Provision for inventory obsolescence	1,031	950
Finance expenses and accretion	4,028	4,150
Deferred tax expense (recovery)	1,041	(275)
Loss on disposal of subsidiaries	244	-
Loss on debt extinguishment	14,211	11,355
Loss on disposal of property and equipment	1	2
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	(1,014)	9,914
Inventories	566	3,218
Prepaid expenses	35	296
Advances to suppliers	21	1,096
Other current assets	246	712
Operating right-of-use assets, net	817	926
Other long-term assets	(8)	(281)
Trade payables	684	(1,607)
Accrued expenses and other current liabilities	3,054	(1,583)
Current operating lease liabilities	(73)	(183)
Severance pay funds	(35)	147
Unearned interest income	(24)	(718)
Long-term operating lease liabilities	(648)	(829)
Other long-term liabilities	(150)	(204)
Net cash used in operating activities	(16,648)	(7,259)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(214)	(43)
Net cash used in investing activities	(214)	(43)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1	10
2024 Registered Direct Offering shares and warrants, net of costs of $222	—	976
2024 Convertible Notes issued to EW, net of costs of $393	—	1,607
2025 Registered Direct Offering shares and warrants, net of costs of $589	3,283	-
Proceeds from Short-term Bridge Financing by Madryn, net of costs of $91 (2024 - $310)	15,238	3,928
Dividends from subsidiaries paid to non-controlling interest	-	(126)
Net cash provided by financing activities	18,522	6,395
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,660	(907)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	4,271	5,396
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$5,931	$4,489
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$(23)	$98
Cash paid for interest	$—	$1,633

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following is a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(22,549)	$(9,302)	$(46,657)	$(38,955)
Foreign exchange (gain) loss	(35)	57	(699)	1,155
Loss on disposal of subsidiaries	244	—	244	—
Loss on debt extinguishment	11,297	454	14,211	11,355
Finance expenses	1,016	1,665	3,753	5,785
Income tax (benefit) expense	531	(31)	1,083	147
Depreciation and amortization	977	971	2,881	2,924
Stock-based compensation expense	135	239	479	817
ERC Claim recovery (4)	63	—	(1,442)	—
Top up to 401(k) under the Voluntary Correction Plan (3)	—	—	516	—
CEWS (1)	—	—	—	418
Other adjustments (2)	498	73	618	1,220
Adjusted EBITDA	$(7,823)	$(5,874)	$(25,013)	$(15,134)

(1) In April 2022, the Canada Revenue Agency (“CRA”) initiated an audit of the Canada Emergency Wage Subsidy Claim (“CEWS”) that the Company filed between 2020-2021. The CRA has currently assessed a denial of CEWS claims made by the Company in 2020 and is requesting repayment of $418. The Company disputes the CRA assessment and intends to challenge this matter through the Tax Court or Judicial Review.
(2) For the three and nine months ended September 30, 2025, the other adjustments are represented by legal and other professional fees incurred to support the sale of the Venus Hair Business. For the three and nine months ended September 30, 2024, the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.
(3) A provision has been made under the Voluntary Correction Plan to account for a discrepancy noted by the IRS upon review of the Company’s 401(K) plan.
(4) Represents funds received or accrued under the IRS Employee Retention Tax Credit (ERC) program providing relief to eligible businesses impacted by the COVID-19 pandemic.